CERTIFICATE OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                    PIERCE INTERNATIONAL DISCOVERY, INC.

                    (Pursuant to NRS 78.385 and 78.390)

     Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation adopts the following amendment to the Articles of Incorporation.

1.   The name of the corporation is: Pierce International Discovery, Inc.


2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation in connection with the formation of the corporation on April 30, 1999, and said articles are hereby amended and shall read as follows:

--------------------------------------------------------------------------
                                 Article I
                                -----------
                                    Name
                                   -----
          The name of the corporation is: Emergisoft Holding, Inc.
--------------------------------------------------------------------------

3. The number of shares of the corporation outstanding at the time of adoption of the foregoing amendment was 750,000,000 shares of common stock; and the number of shares entitled to vote thereon was 750,000,000 shares of common stock.

4. The number of shares of common stock represented at the meeting was 700,000,000; and 700,000,000 shares of common stock voted in favor of the amendment. The number of shares of common stock represented a majority of the issued and outstanding shares of common stock. There were no shares of common stock voting against the amendment.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the duly authorized officers of Pierce International Discovery, Inc., on this 9th day of May, 2001.


                                        By:
                                              ----------------------------
                                        Name:
                                              ----------------------------
                                        Title:  President



                                        By:
                                              ----------------------------
                                        Name:
                                              ----------------------------
                                        Title:  President